UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South Syracuse Street, Suite 440 Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Chief Financial Officer

On February 24, 2021, ModivCare Inc. (the “Company”) received the acceptance of L. Heath Sampson to serve as the Chief Financial Officer of the Company effective February 26, 2021, after the filing with the Securities and Exchange Commission of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020.  Kevin Dotts, who made the personal decision not to relocate to Denver in connection with the relocation of the Company’s headquarters, stepped down as Chief Financial Officer, effective February 26, 2021, contemporaneously with Mr. Sampson taking over the role. Mr. Dotts has agreed to continue to serve the Company in a transitional role through March 15, 2021, as requested by the Company to ensure a smooth transition.

L. Heath Sampson, age 50, has nearly three decades of executive and financial leadership experience across a range of private and publicly traded companies. Most recently he served, beginning in April 2015, as Chief Executive Officer of Advanced Emissions Solutions, Inc., an environmental solutions provider to companies in coal-fired power generation, municipal water and other industries primarily through air and water purification control technologies, where he orchestrated a successful company turnaround and transformation, after having served there from August of 2014 as Chief Financial Officer and Treasurer. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. He began his career in auditing and business consulting at Arthur Anderson. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

Mr. Sampson will have an initial base salary of $475,000 and will be eligible to receive a pro-rata portion of a short-term incentive bonus for 2021 at a target of 90% of his base salary based on performance targets set by the Compensation Committee of the Board of Directors. Mr. Sampson has been granted a long-term incentive equity grant for 2021 with a target grant date value equal to 150% of his base salary, composed of 50% restricted stock units and 50% nonqualified stock options.

In the event Mr. Sampson’s employment is terminated without cause, Mr. Sampson will be entitled to twelve (12) months of severance pay, at his base compensation in effect at that time. The severance benefits will be contingent upon Mr. Sampson’s execution of a release of claims in favor of the Company. Mr. Sampson also entered into a restrictive covenants agreement that contains six-month post-employment non-competition and non-solicitation covenants, as well as non-disclosure and non-disparagement covenants.

Mr. Sampson has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. Sampson reportable under Item 404(a) of Regulation S-K.

On February 26, 2021, the Company issued a press release regarding these matters, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: March 2, 2021	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel